Exhibit 10.1

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement is entered into as of June 29, 2005 (the “Amendment”), by and between COMERICA BANK (“Bank”) and BIOMARIN PHARMACEUTICAL INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of May 14, 2004, as amended by a First Amendment to Loan and Security Agreement dated as of November 3, 2004 and a Second Amendment to Loan and Security Agreement dated February 15, 2005 and a Third Amendment to Loan and Security Agreement dated April 29, 2005 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Section 6.8 of the Agreement is hereby amended in its entirety to read as follows:

6.8 Financial Covenant. Measured as of the last day of each month, the balance of Borrower’s unrestricted cash as reflected on its balance sheet shall be at least the greater of (i) the Minimum Cash Amount and (ii) the sum of (A) the Applicable Multiple times Borrower’s Cash Burn, plus (B) any Acquisition Payments due in the month ending on the date of measurement, plus (C) any additional Acquisition Payments due in the two months immediately following the month ending on the date of measurement.

As used herein, “Cash Burn” means (i) the change in Borrower’s cash during the three months immediately preceding the date of measurement, net of any changes in debt, stock, paid-in capital and minority interests, and calculated without reference to or inclusion of any Acquisition Payments, divided by (ii) three (3). As used herein, “Acquisition Payments” means scheduled payments provided for in the License Agreement.

As used herein, the “Applicable Multiple” means six (6). As used herein, “Minimum Cash Amount” means (i) Forty Million Dollars ($40,000,000) for the month ending June 30, 2005 and (ii) Forty Five Million Dollars ($45,000,000) for all other months.

2. The Compliance Certificate to be delivered after the date of this Agreement shall be in substantially the form of Exhibit C hereto.

3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all applications, instruments, documents and agreements entered into in connection with the Agreement.

4. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BIOMARIN PHARMACEUTICAL INC.

By:	/s/ Jeffrey Cooper
Title:	Controller

COMERICA BANK

By:	/s/ —Illegible—
Title:	Corporate Banking Officer

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK

FROM:	BIOMARIN PHARMACEUTICAL INC.

The undersigned Responsible Officer of BIOMARIN PHARMACEUTICAL INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof, except for such representations and warranties which speak as to a specific date, which are true and correct as of such date. Attached herewith are the required documents supporting the above certification. The Responsible Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Form 10Q	Filed Quarterly within 45 days		Yes	No
Form 10K	Filed FYE within 90 days		Yes	No

Financial Covenant	Required	Actual	Complies
Unrestricted Cash	Greater of 6x RML or $45,000,000*	$	Yes	No
Unrestricted Cash at Bank	Greater of $10,000,000 and balance of outstanding principal obligations to Bank	$	Yes	No

*	Greater of 6x RML or $40,000,000 for month ending June 30, 2005

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:
SIGNATURE	Verified:
AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes No
DATE